Investor Presentation
Fourth Quarter 2008

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. All forward-looking statements contained herein speak only as of the date of this presentation and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
This presentation also contains unaudited proforma consolidated financial data intended to provide information about how the acquisition of Talbot might have impacted the financial statements of the Company if it had been consummated at an earlier time. The unaudited proforma consolidated financial data does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of the Company.

Note on Non-GAAP Financial Measures
In presenting the Company’s results herein, management has included and discussed underwriting income (loss) and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that theses measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.
The underwriting results of an insurance or reinsurance company are often measured by reference to its underwriting income because underwriting income indicates the performance of the company’s core underwriting function. Underwriting income is reconciled to net income by the addition or subtraction of net investment income (loss), financing expenses, fair value of warrants issued, net realized gains (losses) on investments and foreign exchange gains (losses).
Diluted book value per share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of shares, options, warrants and share equivalents outstanding (assuming their exercise).
A reconciliation of the non GAAP measures detailed herein to the most comparable GAAP measure can be found at the end of this presentation.

Selected Market Information Exchange / Ticker: NYSE / “VR” Share Price (December 31, 2008): $26.16
Primary Shares Outstanding: 75,624,697
Primary Market Capitalization: $1.98bn Annual Dividend/Yield : $0.80 per share (3.1%) Analyst Coverage: Matt Carletti, Fox-Pitt Kelton Cochran Caronia Waller
Jay Cohen, Merrill Lynch Dean Evans, Keefe, Bruyette & Woods Julia Ferguson, Dowling & Partners Matt Heimermann, JPMorgan Brian Meredith, UBS Chris Neczypor, Goldman Sachs

Diversified Global Business Focused on Short-Tail Specialty Validus Re GPW Talbot GPW Bloodstock Contingency 2% 3% Property 21% 11% War 18% Marine 17% Property Cat XOL 48% Financial Institutions 6% Other Property 24% Accident & Health 3% Aviation & Other 6% Marine 41% December 31, 2008 GPW Total: December 31, 2008 GPW Total: $687.8 million $709.0 million
$1.36 billion 2008 GPW Balanced by Class: 46% Property, 29% Marine, 25% Specialty Note: $1.36bb unconsolidated GPW reflects $34.3mm intersegment eliminations; $687.8mm and $709.0mm segment GPW do not.

Diversified Global Business Focused on Short-Tail Specialty
VR is balanced between insurance and reinsurance
yBased on 2007 GPW except ACGL which is NPW, VR which is 2008 GPW. Source: SEC filings and other public disclosures.

Diversified Global Business Focused on Short-Tail Specialty
VR is focused on short-tail lines of business...
Based on 2007 GPW except ACGL which is NPW, VR which is 2008 GPW. Source: SEC filings and other public disclosures.

Diversified Global Business Focused on Short-Tail Specialty
yBased on 2007 GPW except ACGL which is NPW, VR which is 2008 GPW. Source: SEC filings and other public disclosures.

Talbot 2008 Market Share by Lloyd’s Class of Business
Note: Market share expressed as a % of gross premium for the nine months ended September 30, 2008

Cucrrent Market Dynamics
Reinsurance industry capital has been materially depleted
yHurricane Ike is the third most costly hurricane on record yFinancial market turmoil reducing investment values and therefore capital
Limited access to replacement capital and new capacity
yDisrupted capital markets prevent reloading by incumbents yHedge fund stresses limiting collateralized capacity and sidecar activity yCat bond market is inactive yFurther challenges in new company formations
yDemand for reinsurance is increasing
yPrimary companies also facing capital depletion with constricted capital alternatives yNeed to manage risk leaves reinsurance as one of the few capital surrogates available
yHighly public issues with large company balance sheets leading buyers to rethink counterparty risk yRate changes will be manifested first in capital-intensive, demand-driven products
yCatastrophe and energy lines

Gross Premium Written at January 1 — Validus Re Segment
Note: All amounts in ($US millions) other than percentages

Range: From +15.0% (FMR) to -67.0% (XL), Average of -9.6%
Results: 16 companies (29.1%) reported positive change in 2008 diluted BV/share plus dividend

Growth in Diluted Book Value Per Share December 31, December 31, December 31, December 31, 2008200720062005 Book value per common share$25.64 $26.08 $20.39 $17.11 Diluted book value per common share $23.78 $24.00 $19.73 $16.93 Diluted book value per common share plus accumulated dividends $24.58 $24.00 $19.73 $16.93 Growth in:
Diluted book value per common share plus accumulated dividends 2.4% 21.7% 16.5%
13.2% compounded growth in diluted book value plus accumulated dividends since company formation

Fourth Quarter 2008 — Overview ($US in thousands) Q4 2008 Q4 2007 Gross premiums written $ 191,736 $ 190,996 Gross premiums written increased Net premiums written 189,014 186,430 by $0.7mm (0.4%) Net premiums earned 316,031 318,031 Net underwriting income (loss) 32,960 117,376 · Decrease of $3.6mm in Validus Net investment income 30,671 37,525 Re segment Net operating income 50,911 131,471 Net realized and unrealized gains (losses) on investments (342) 10,013 · Impact of currency in Talbot Foreign exchange (losses) gains (13,554) (2,515) segment Net income (loss) $ 37,015 $ 138,969 Diluted earnings per share $ 0.47 $ 1.77 Net operating income decreased Diluted net operating EPS 0.65 1.68 by $80.6mm Book value per diluted share plus accumulated dividends $24.58 $24.00 • Primarily due to net impact of Annualized operating return on average equity 10.6% 28.2% Hurricane Ike ($70.1mm) Financial Ratios
Losses and loss expenses 60.6% 33.8% Policy acquisition costs 19.4% 16.8% G&A expenses 9.5% 12.5% Expense ratio 28.9% 29.3% Combined ratio 89.5% 63.1% Impact of identified loss events (Note 1) 24.4% 3.1% Impact of prior period development (favorable)/unfavorable (6.2%) (9.6%) Note (1): $77.2mm attributable to Hurricane Ike in Q4’2008; $10.0mm attributable to California Wildfires in Q4’2007

Validus Re – Quarterly Segment Results

Gross premiums written declined by $3.6mm:

- $7.1mm of reinstatement premiums in Q4'08
- Non-renewal of a marine quota share contract

Underwriting income decreased by $52.2mm

- $52.3mm net impact of hurricane Ike

"Underlying" loss ratio (ex-development and identified loss events) of 26.3% in Q4'08

($US in thousands)

	December 31, 2008	December 31, 2007
Underwriting revenues		
Gross premiums written	$ 43,873	$ 47,499
Reinsurance premiums ceded	(1,696)	(3,813)
Net premiums written	42,177	43,686
Change in unearned premiums	122,191	118,828
Net premiums earned	164,368	162,514
Underwriting deductions		
Losses and loss expenses	95,972	48,244
Policy acquisition costs	28,011	22,107
G&A expenses	7,301	7,858
Share compensation	2,197	1,189
Total underwriting deductions	133,481	79,398
Underwriting income (loss)	$ 30,887	$ 83,116
Selected Ratios		
Losses and loss expenses	58.4%	29.7%
Policy acquisition costs	17.0%	13.6%
G&A expenses	5.8%	5.6%
Expense ratio	22.8%	19.2%
Combined ratio	81.2%	48.9%
Impact of identified loss events (Note 1)	35.8%	6.2%
Impact of prior period development (favorable)/unfavorable	(3.7%)	(0.6%)

Presented before intersegment eliminations
Note (1): $58.9mm attributable to Hurricane Ike in Q4'2008; $10.0mm attributable to California Wildfires in Q4'2007

14

VALIDUS

Talbot – Quarterly Segment Results

Gross premiums written increased $9.2mm:

- At constant exchange rates, growth here would have been $25.6mm
- Growth attributable to Latin America initiative and other new teams

Underwriting income decreased by $32.2mm

- $17.8mm net impact of Hurricane Ike
- Reserve releases of $13.6mm vs. $29.7mm in prior year's quarter
- "Underlying" loss ratio (ex-development and identified loss events) of 59.8% in Q4'08
- Decrease in FAL expense (not depicted here) of $14.5mm

($US in thousands)

	December 31, 2008	December 31, 2007
Underwriting revenues		
Gross premiums written	$ 152,662	$ 143,497
Reinsurance premiums ceded	(5,825)	(753)
Net premiums written	146,837	142,744
Change in unearned premiums	4,826	12,773
Net premiums earned	151,663	155,517
Underwriting deductions		
Losses and loss expenses	95,604	59,323
Policy acquisition costs	33,560	31,170
General and administrative expenses	12,882	23,628
Share compensation	1,436	978
Total underwriting deductions	143,482	115,099
Underwriting income (loss)	$ 8,181	$ 40,418
Selected Ratios		
Losses and loss expenses	63.0%	38.1%
Policy acquisition costs	22.1%	20.1%
General and administrative expenses	9.4%	15.8%
Expense ratio	31.5%	35.9%
Combined ratio	94.5%	74.0%
Impact of identified loss events (Note 1)	12.1%	0.0%
Impact of prior period development (favorable)/unfavorable	(8.9%)	(19.1%)

Presented before intersegment eliminations
Note (1): $18.3mm attributable to Hurricane Ike in Q4'2008

15

VALIDUS

Investment Portfolio at December 31, 2008 · Conservative investment strategy Non-U.S. Govt. State and Local and Agency Govt., Cat Bonds · Emphasize the preservation of ABS2.9% 0.8%4.2% invested assets CMBS · Provide sufficient liquidity for the 5.9% prompt payment of claims Short Term, Cash · No exposure to alternative asset Non-Agency and Equivalents classes, equities, derivatives RMBS 7.0% 25.2% · Comprehensive portfolio disclosure Agency RMBS 13.2% · Average portfolio rating of AAA U.S. Govt. and Agency 23.4% · Minimum average credit quality of AA- U.S. Corporate 13.5% · Short duration (1.8 years as of Dec 31, 2008) Non-U.S. Corporates 3.8% · Investment yield: 3.75% (1) Note (1): Annualized effective investment yield for the quarter is calculated by dividing net investment income by the average balance of the assets managed by our portfolio managers and our other investments.

Loss Reserves at December 31, 2008 Validus Gross Reserve Mix As of December 31, 2008 Observations · Gross reserves for losses and loss expenses of $1.30 billion · IBNR represents 45.8% of reserves · No exposures pre-dating 2002 · Talbot has a history of favorable · Talbot reserve release of $13.6mm · Validus reserve release of $6.1mm

Transparent Risk Disclosure — January 1, 2009 Portfolio 1:100 year PML equal to 22.1% of December 31, 2008 capital, 25.5% of shareholders’ equity Net loss estimates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth above are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, the Company cannot assure that such third party models are free of defects in the modeling logic or in the software code. Investors should not rely on the information set forth in this presentation when considering investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth above speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events, including, but not limited to, the composition of the Company’s business. The events presented reflect a specific set of proscribed calculations and do not necessarily reflect all events that may impact the Company.

Realistic Disaster Scenarios — January 1, 2009 Portfolio The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyd’s syndicates’ including the Company‘s Talbot Syndicate 1183 are required to provide details of their potential exposures to specific disaster scenarios. Lloyd’s makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2009 can be accessed at the RDS part of the Lloyd’s public website (http://www.lloyds.com/Lloyds_Market/Tools_and_reference/Exposure_Management/Realistic_Disaster_Scen arios/). Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company. Investors should not rely on the information set forth in this presentation when considering investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth above speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of proscribed calculations and do not necessarily reflect all events that may impact the Company.

Investor Presentation — Appendix
Fourth Quarter 2008

Underwriting Income Reconciliation — Fourth Quarter Note: All amounts in ($US thousands) other than percentages

Underwriting Income Reconciliation — Full Year Note: All amounts in ($US thousands) other than percentages

Diluted Book Value Per Share Reconciliation At December 31, 2008 Exercise Book value Equity amount Shares Price per share Book value per common share Total shareholders’ equity $1,938,734 75,624,697 $25.64 Diluted book value per common share Total shareholders’ equity $1,938,734 75,624,697 Assumed exercise of outstanding warrants 152,316 8,680,149 $ 17.55 Assumed exercise of outstanding options 51,043 2,799,938 $ 18.23 Unvested restricted shares - 2,986,619 Diluted book value per common $2,142,093 90,091,403 $23.78 share At December 31, 2007 Exercise Book value Equity amount Shares Price per share Book value per common share Total shareholders’ equity $1,934,800 74,199,836 $26.08 Diluted book value per common share Total shareholders’ equity $1,934,800 74,199,836 Assumed exercise of outstanding warrants 152,869 8,711,729 $ 17.55 Assumed exercise of outstanding options 49,196 2,761,176 $ 17.82 Unvested restricted shares - 3,367,961 Diluted book value per common $ 2,136,865 89,040,702 $ 24.00 share Note: All amounts in ($US thousands) other than percentages and per share amounts